Exhibit 10.11

TEXT MARKED BY [***] IN THE EXHIBIT HAS BEEN OMITTED AS IT (i) IS NOT MATERIAL AND (ii)_ WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TEXT MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

THIS AGREEMENT is made effective this 7th day of May, 2021 (the **"Effective Date").**

BETWEEN:

ENWAVE CORPORATION, a federally incorporated corporation under the Canada Business Corporations Act, with an office at 1668 Derwent Way- Unit 1, Delta, British Columbia V3M 6R9, Canada

("EnWave")

AND:

AVOLOV, LLC, a corporation incorporated under the laws of Oregon and having an address at 20724 Carmen Loop, Suite 120, Bend, Oregon, USA 97702

(the **"Royalty Partner")**

WHEREAS:

A. EnWave is the owner of the EnWave Technology; and

B. EnWave has agreed to license to the Royalty Partner and the Royalty Partner has agreed to license from En.Wave the EnWave Technology pursuant to the terms and conditions set out in this Agreement.

NOW THEREFORE TIDS AGREEMENT WITNESSES that in consideration of the mutual agreements and covenants herein contained (the receipt and adequacy of such consideration being mutually acknowledged by each party), the parties covenant and agree as follows:

1.0 Definitions

1.1 In this Agreement:

(a) **"Additional Products"** shall have the meaning ascribed thereto in Article 3.3;

(b) **"Additional Royalties"** shall have the meaning ascribed thereto in Article 3.3;

(c) **"Affiliate"** of a person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term **"control"** for purposes of this Agreement means the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and one person will be deemed to control another if it holds direct or indirect ownership of more than fifty percent (50%) of the voting securities of such other person, and "controlled by" and "under common control with" have correlative meanings.

(d) **"Agreement"** means this License Agreement and any amendments thereto;

(e) **"Avocado Ingredients"** means avocado ingredients consisting of 25% or greater pure avocado prior to drying, or having avocado as the primary ingredient, that include: avocado powder, avocado salad toppers, instant guacamole, avocado slices and avocado chunks that are manufactured or processed using the EnWave Technology to below 20% residual moisture for human consumption only and marketed as ingredients. Avocado Ingredients does not include reformed avocado ingredients or snacks specifically marketed for toddlers aged between two (2) and eight (8) years of age;

(f) **"Avocado Snack Products"** means avocado snack products consisting of 25% or greater pure avocado prior to drying, or having avocado as the primary ingredient, that may or may not be flavored, that include: avocado chips, avocado crisps, avocado bites, avocado crackers, avocado cookies , avocado bars, avocado slices and avocado chunks that are manufactured or processed using the EnWave Technology to below 20% residual moisture for human consumption only and marketed as« avocado-based" snacks. Avocado Snack Products does not include reformed avocado snacks that are specifically marketed for toddlers aged between two (2) and eight (8) years of age;

(g) **"Avocado Products"** means Avocado Ingredients and Avocado Snack Products;

(h) **"Change of Control"** means with respect to a party, a change of the person that has control, directly or indirectly, of that party. For the purposes of this definition, "control" has the meaning given to it in the definition of " Affiliate";

(i) **"Claims"** has the meaning ascribed thereto at Article 8.1;

(j) **"Commissioning Date"** means the date that is the earlier of: (a) the date of completion of installation of the EnWave Equipment; (b) the date upon which the Royalty Partner commences commercial operations using the EnWave Equipment; and (c) eight (8) months from the Effective Date.

(k) **"Confidential Information"** means all material, data or information concerning the disclosing party (the **"Disclosing Party")** or its Affiliates and its and their business affairs (including, but not limited to, information related to business plans, operations, policies, processes, methods, formulations, facilities, capital investments, financial position, budgets, products or services, product development, inventions, research results, intellectual property, trade secrets, know-how, marketing, suppliers, customers, transactions , relationships with third parties and business partners) furnished by the Disclosing Party or its Affiliates to the receiving party (the **"Receiving Party")** or its subsidiaries or Affiliates and its or any of their Representatives, and all analyses, compilations, data studies or other documents prepared by Receiving Party containing or based upon, in whole or in part, any such information that may be disclosed, and includes the terms and conditions of this Agreement, except that "Confidential Information" does not include information that:

i. is or become generally available to the public other than as a result of a disclosure Receiving Party or its Representatives in breach of the terms hereof;

ii. becomes available to Receiving Party and/or its Representatives on a non-confidential basis from a source other than Disclosing Party or its Representatives, provided that such source is not bound by a confidentiality agreement with Disclosing Party or its Representatives with respect to such information or otherwise prohibited from transmitting the information to Receiving Party by a contractual, legal or fiduciary obligation;

iii. was known to Receiving Party and/or its Representatives on a non-confidential basis prior to its disclosure to Receiving Party and/or its Representatives by Disclosing Party or its Representatives; or

iv. was independently developed by employees, agents or consultants of the Receiving Party who had no knowledge of or access to the Disclosing Party's information as evidenced by the Receiving Party's business records;

(l) **"Earned Royalties"** shall have the meaning ascribed thereto in Article 4.1;

(m) **"Effective Date"** means the date indicated on page 1 of this Agreement;

(n) **"Effective Termination Date"** means the date on which this Agreement is terminated in accordance with the terms hereof, including without limitation under Articles 3.1 (a) and 18.0;

(o) **"EnWave Equipment"** means a vacuum microwave dehydration machine to be purchased by the Royalty Partner pursuant to the terms of an Equipment Purchase Agreement and which is intended for processing of Products;

(p) **"EnWave Technology"** means the Patents and all knowledge, know-how, trade secrets, intellectual property and/or technique or techniques invented, developed and/or acquired by EnWave relating thereto , the EnWave Equipment and the vacuum microwave technology and materials which involves a dry processing method for various products, including the Products, including, without limitation, all related research, data, specifications, instructions, manuals, papers or other related materials of any nature at all, whether written or otherwise, and the Confidential Information of EnWave related thereto, and additionally includes Improvements;

(q) **"EnWave Trademarks"** means the trademarks set forth at Schedule "E" whether registered or unregistered, including the listed registrations and applications and any registrations which may be granted pursuant to such applications, and any related indicia together with the goodwill connected with the use of any symbolized thereby and all extensions and renewals thereof means the trademarks;

(r) **"Equipment Purchase Agreement"** means the equipment purchase agreement, in substantially the form attached hereto at Schedule "D", to be entered into by EnWave and the Royalty Partner, and pursuant to which the Royalty Partner shall agree to purchase the EnWave Equipment from EnWave for the manufacture, production or processing of the Products;

(s) **"Exclusive Region"** means North America, Central America and South America excluding the country of Chile;

(t) **"IFRS"** has the meaning ascribed thereto at Article 11.3;

(u) **"Improvements"** means improvements, vanations, updates, modifications, and enhancements relating to the EnWave Technology and/or EnWave Equipment made and/or acquired at any time after the Effective Date;

(v) **"indemnified party"** has the meaning ascribed thereto at Article 8.1;

(w) **"indemnifying party"** has the meaning ascribed thereto at Article 8.1;

(x) **"License"** shall have the meaning ascribed thereto in Article 3.1;

(y) **"Non-Exclusive Products"** means blueberries, pineapple and banana products that are manufactured or processed using the EnWave Technology for human consumption only;

(z) **"Non-Exclusive Region"** means the country of Mexico;

(aa)"Patents" mean, collectively, the rights in and to any and all inventions which are disclosed in the patents and patent applications identified in Schedule "B" and all:

i. counterparts, continuations, divisionals, continuations-in-part, continuing prosecution applications, and requests for continued examinations , extensions, term restorations, renewals , reissues, re-examinations, or substitutions thereof;

ii. corresponding Canadian, United States, foreign and international patent applications;

iii. corresponding foreign patent applications, including supplementary protection certificates and other administrative protections; patent applications for Improvements; and

iv. patents resulting from any of the foregoing;

(bb) **"Payment Report"** has the meaning ascribed thereto at Article 11.2;

(cc) **"Products"** means Avocado Snack Products, Avocado Ingredients and Non-Exclusive Products that are manufactured or processed using the EnWave Technology for human consumption only;

(dd) **"Revenue"** means everything of value received by the Royalty Partner and its Affiliates for the sale, license, lease or other transfer of Products. Consideration includes but is not limited to cash, receivables, interest, royalties, dividends, equity, intangible rights, services and other things of value provided or received by the Royalty Partner in connection with the marketing, manufacturing, sale, distribution of or other agreements or arrangements directly or indirectly relating to the Products, whether manufactured by the Royalty Partner or not. Revenue is net of trade or volume discounts, refunds actually paid out, definitively settled claims for damaged goods, and applicable excise, sales and withholding taxes imposed at the time of sale. Products are deemed to have been sold

when invoiced, delivered, shipped, paid or pre-paid for, whichever occurs first, by the Royalty Partner either directly or through Affiliates.

(ee) **"Representatives"** means subsidiaries, Affiliates, directors, officers, employees and representatives, including those of subsidiaries and Affiliates;

(ff) **"Royalty Due Dates"** means the last day of March, June, September and December of each year during the Term;

(gg) **"Term"** has the meaning ascribed thereto in Article 16.1;

(hh) **"Tolling"** means the drying or processing, by the Royalty Partner, to produce Products on behalf of third parties.

2.0 Property Rights in and to the Technology

2.1 The Royalty Partner acknowledges and agrees that EnWave owns all right, title and interest in and to the EnWave Technology at all times. Any use or exploitation for commercial or any other purposes of the EnWave Technology other than as specifically provided herein shall be for the benefit of EnWave. The Royalty Partner shall not be permitted to make any Improvements without the prior written consent of EnWave.

2.2 The Royalty Partner shall and does hereby assign and transfer to EnWave all rights, title and interest it may now or in the future have in and to the Improvements, absolutely and free and clear of any **lien,** interest, claim or encumbrance and shall cause its Representatives to waive any and all of their moral rights to any and all copyrights subsisting in the Improvements. If required by EnWave, the Royalty Partner will, and shall require its Representatives to, sign any applications or other documents EnWave may reasonably request: (i) to obtain or maintain patent, copyright, industrial design, trade mark or other similar protection for the improvements; (ii) to transfer ownership of the Improvements to EnWave; and (iii) to assist EnWave in any proceedings necessary to protect and preserve the Improvements. EnWave will pay for all reasonable expenses associated with preparing and filing such documents.

3.0 Grant of License

3.1 Subject to the terms and conditions of this Agreement, EnWave grants to the Royalty Partner during the Term the following rights:

(a) the exclusive right and license to use the EnWave Technology to manufacture Avocado Products using the EnWave Equipment solely in the Exclusive Region, subject to the following conditions:

i. The Royalty Partner executes an Equipment Purchase Agreement for a 60kW or greater rated power EnWave Equipment (the **"First EnWave Machine")** on or before **May 15, 2021,** and satisfies the payment obligations required thereunder;

ii. The Royalty Partner executes an Equipment Purchase Agreement for a 120kW or greater rated power EnWave Equipment (the **"Second EnWave Machine")**on or

before **December 31, 2022,** and satisfies the payment obligations required thereunder;

iii. The Royalty Partner executes an Equipment Purchase Agreement for a 120kW or greater rated power EnWave Equipment (the **"Third EnWave Machine")** on or before **December 31, 2023,** and satisfies the payment obligations required thereunder;

iv. The Royalty Partner executes an Equipment Purchase Agreement for a 120kW or greater rated power EnWave Equipment (the **"Fourth EnWave Machine")** on or before **December 31, 2024,** and satisfies the payment obligations required thereunder;

If the Royalty Partner fails purchase the First EnWave Machine on or before May 15, 2021 then this Agreement shall automatically terminate. If the Royalty Partner fails to: (i) purchase the Second EnWave Machine on or before December 31, 2022; (ii) purchase the Third EnWave Machine on or before December 31, 2023; (iii) purchase the Fourth EnWave Machine on or before December 31, 2024; or (iv) meet the Exclusivity Retention Royalty obligations outlined in Article 5.0, then EnWave may, at its sole discretion and effective upon written notice to the Royalty Partner: (a) convert to non-exclusive the exclusive right and license granted to the Royalty Partner under this Agreement pursuant to this paragraph; and (b) reduce the geographic region of the manufacturing rights granted under the License to a single country where the EnWave Equipment will be located (i.e. Mexico), and this Agreement shall be deemed so amended.

(b) the non-exclusive right and license to use the EnWave Technology to manufacture Non-Exclusive Products using the EnWave Equipment solely in the Non-Exclusive Region, subject to the Royalty Partner executing an Equipment Purchase Agreement the First EnWave Machine on or before May 15, 2021, and satisfying the payment obligations required thereunder;

(c) the non-exclusive right and license to market and sell Products made using the EnWave Equipment worldwide provided the Royalty Partner executes the Equipment Purchase Agreement for the First EnWave Machine and satisfies the purchase price requirements thereunder on or before May 15, 2021;

(collectively, the **"License").**

3.2 For greater clarity, EnWave hereby reserves the right to grant additional exclusive licenses and non-exclusive licenses of the EnWave Technology, and to sell EnWave equipment similar or identical to the EnWave Equipment to third parties other than the Royalty Partner:

(a) in the Exclusive Region for use in the manufacturing of any products other than the Avocado Products;

(b) in the Exclusive Region for use in the manufacturing of any products if this license is conve1ted to non-exclusive as described in 3.1;

(c) in the Non-Exclusive Region for any purpose including use in manufacturing Non-Exclusive Products;

(d) outside of the Exclusive Region for any purpose, including without limitation for use in the manufacturing of any products including the Products.

3.3 The parties may agree in writing to expand the License to include other products not included in the definition of "Products" on or after the Commissioning Date **("Additional Products"),** provided that such Additional Products do not conflict with any current or pending agreements of EnWave with third parties. In consideration for EnWave expanding the License to include Additional Products, the Royalty Partner will, in addition to the Earned Royalties, pay a royalty at a rate no less than the rate set forth in Article 4, to be mutually agreed to by EnWave and the Royalty Partner at the time any such Additional Products are added to the License.

3.4 The Royalty Partner may not sublicense, cross license or otherwise assign the License to any third parties. The License includes the right to have some or all of the Royalty Partner's rights or obligations under this Agreement exercised or performed by an Affiliate of the Royalty Partner, with the prior written consent of EnWave, not to be unreasonably withheld, provided that such Affiliate agrees in writing to be bound by the terms, conditions and obligations under this Agreement and the Royalty Partner shall be liable for any act or omission taken or made by such Affiliate. Without the prior written consent of EnWave, the Royalty Partner may not engage any third party to manufacture the Product and, without such consent, all "have made rights" are explicitly excluded. EnWave approves the Royalty Partner to engage with Natural Nutrition SpA, EnWave's existing licensee in Chile, to manufacture the Products. Without the prior written consent of EnWave, the Royalty Partner may not engage in the tolling of other products or licenses using the EnWave Technology. Tolling shall only be permitted in respect of the production of Products provided that the Royalty Partner notifies EnWave in advance of any such Tolling and discloses the name of the third party/parties and thereafter provides any such ftuiher information regarding such Tolling activities as EnWave may request.

3.5 In accordance with the terms of the Equipment Purchase Agreement, EnWave shall retain o\Vllership of the EnWave Equipment until such EnWave Equipment is paid for in full. The EnWave Equipment shall be subjec t to the security interests described herein, and the Royalty Partner agrees that it shall not, at any time, sell, transfer, assign, mortgage, make available for use or encumber in any manner the EnWave Equipment or the EnWave Technology to or for the benefit of any third party without the prior written consent of EnWave.

3.6 The Royalty Partner will not move the EnWave Equipment outside of the Exclusive Region without the prior written consent of EnWave. The Royalty Partner may move the EnWave Equipment to another facility of the Royalty Partner within the Exclusive Region provided it provides advance written notice to EnWave of such location, subject to 3.l(a)-(b). EnWave agrees that the EnWave Equipment may be installed at Natural Nutrition SpA's **("Nanuva")** facility in Chile, which is not within the geographical territory of the License, so long as the EnWave Equipment is in Nanuva's facility and being solely operated by Nanuva .

3.7 Any EnWave Equipment purchased by the Royalty Partner for the purposes of this Agreement shall be on substantially the same terms as the Equipment Purchase Agreement, with appropriate adjustments to the purchase price, payment or other terms to the satisfaction of EnWave.

3.8 Except as expressly provided in this Agreement, nothing in this Agreement shall be construed as conferring any ownership interest, license or other rights upon the Royalty Partner by implication, estoppel or otherwise as to any technology, intellectual property rights, products, components or materials of EnWave or any other entity, regardless of whether such technology, intellectual property rights, products, components or materials are related to the EnWave Technology.

3.9 EnWave acknowledges that Royalty Partner may enter into an agreement with EnWave's licensee, Nanuva, to purchase Nanuva's licensed rights to use the EnWave Technology for the manufacture of Products in the country of Chile. Should the Royalty Partner and Nanuva reach an agreement to transfer Nanuva's license for the EnWave Technology in Chile for the manufacture of Products, EnWave agrees to approve the transfer to the Royalty Partner acting reasonably.

4.0 Royalties

4.1 In consideration of the License granted under this Agreement, the Royalty Partner will pay to EnWave the following:

(a) a royalty equal to [***] of Revenue; and

(b) a royalty equal to [***] of all consideration, calculated in a manner consistent with the calculation of Revenue, received by the Royalty Partner from Tolling;

(the **"Earned Royalties")**.

4.2 All Earned Royalties and Additional Royalties are due and payable within thirty (30) days of each respective Royalty Due Date and shall be based upon Revenue in the three (3) month period ended the applicable Royalty Due Date.

4.3 All Earned Royalties and Additional Royalties paid by the Royalty Partner to the EnWave under this Agreement will be in United States dollars (US$) without any reduction or deduction of any nature or kind at all. The calculation of Earned Royalties and Additional Royalties shall not be impacted in any manner by Product recalls, the sole responsibility for which shall remain with the Royalty Partner.

4.4 All Earned Royalties and Additional Royalties shall be calculated based on downstream transactions.

4.5 Any disposition, sale, agreement or other transaction that results or could result in the payment of Earned Royalties or Additional Royalties or may otherwise impact the calculation of Revenues that is made at less than fair market value shall be deemed to have been made at fair market value, and such fair market value shall form the basis of the calculation of Revenue and the royalties payable pursuant to this Agreement.

5.0 Exclusivity Retention Royalty

5.1 To maintain the exclusive rights granted to the Royalty Partner in Article 3.1(a), the Royalty Partner will pay to EnWave the following annual royalties during the Term (the **"Exclusivity Retention Royalty"):**

Year	**Exclusivity Retention Royalty**
2021	[***]
2022	[***]
2023	[***]
2024	[***]
2025 and each subsequent year of the term	[***]

Each annual Exclusivity Retention Royalty will be reduced by any Earned Royalties paid by the Royalty Partner to EnWave during such year. The Exclusivity Retention Royalty is payable within thirty (30) days following the end of each applicable calendar year. The Exclusivity Retention Royalty is non-refundable (whether in whole or in part) except as provided for in this Agreement. If the Royalty Partner fails to pay the Exclusivity Retention Royalty as required under this Agreement, EnWave may, in its sole discretion and effective upon written notice to the Royalty Partner, convert to non-exclusive the exclusive rights granted to the Royalty Partner in accordance with the License and this Agreement shall be deemed so amended.

6.0 Patents

6.1 EnWave may, at its sole discretion and at its own expense, apply for patents for any and all Improvements, in any jurisdiction, in order to protect its interest as owner of such Improvements. Any such patent applications and any patents resulting therefrom shall be deemed to be Patents under this Agreement and included in Schedule "B" hereto, and shall become subject to the terms and conditions set forth in this Agreement.

6.2 Royalty Partner shall not, and shall cause its Affiliates to not, at any time assert, or take any action that may be reasonably construed as asserting, against EnWave, any of its Affiliates, or any of their directors, officers, employees, agents, representatives, successors or assigns, any claims or allegations challenging the validity, enforceability or scope of the Patents and/or EnWave Trademarks, or EnWave's rights to or ownership of the EnWave Technology. The Royalty Partner agrees that it shall not, directly or indirectly, file or prosecute any patent applications or trademark registrations, or assist any person in so filing or prosecuting in respect of any invention confusingly similar to the EnWave Technology or EnWave Trademarks.

7.0 Disclaimer, Limitation and Enforcement

7.1 ENWAVE EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE VALIDITY, ENFORCEABILITY AND SCOPE OF THE PATENTS, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS OR LIKELIHOOD OF SUCCESS OF THE ENWAVE TECHNOLOGY OR THE PRODUCTS, AND ANY OTHER TECHNICAL INFORMATION, TECHNIQUES, MATERIALS, METHODS, PRODUCTS, PROCESSES, PRODUCT DEVELOPMENT SUPPORT, TRAINING OR PRACTICES AT ANY TIME MADE AVAILABLE BY ENWAVE, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OR TRADE PRACTICE.

7.2 WITHOUT LIMITATION TO THE FOREGOING, ENWAVE SHALL HAVE NO LIABILITY WHATSOEVER TO THE ROYALTY PARTNER OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON THE ROYALTY PARTNER OR ANY OTHER PERSON , ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE MANUFACTURE, USE, OFFER FOR SALE, SALE, OR IMPORT OF A PRODUCT, THE ENWAVE TECHNOLOGY OR THE PRACTICE OR USE OF THE PATENTS, OTHER THAN IN RESPECT OF LIABILITY RELATING TO PERSONAL INJURY OR DAMAGE TO PROPERTY THAT IS DEFINITIVELY CONCLUDED BY A COURT OF COMPETENT JURISDICTION, WITHOUT POSSIBILITY OF APPEAL, TO HAVE BEEN SOLELY THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN THE DESIGN AND MANUFACTURE OF THE ENWAVE EQUIPMENT; (B) THE USE OF OR ANY ERRORS OF OMISSIONS IN ANY KNOW-HOW, TECHNICAL INFORMATION, TECHNIQUES, PRODUCT DEVELOPMENT SUPPORT, TRAINING OR PRACTICES DISCLOSED OR PROVIDED BY ENWAVE; OR (C) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES CONCERNING ANY OF THE FOREGOING.

7.3 TO THE FULLEST EXTENT PERMITTED BY LAW, EXCEPT IN RESPECT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN THE DESIGN AND MANUFACTURE OF THE ENWAVE EQUIPMENT, AS DEFINITNELY CONCLUDED BY A COURT OF COMPETENT JURISDICTION WITHOUT POSSIBILITY OF APPEAL, ENWAVE SHALL NOT BE LIABLE TO THE ROYALTY PARTNER OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY OR OTHERWISE, REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

7.4 EnWave represents and warrants to the Royalty Partner that:

(a) EnWave is a corporation duly organized, existing and in good standing under the laws of Canada and has the power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings;

(b) it has no knowledge at the date ohhis Agreeme nt that using the En.Wave Technology will constitute an infringement of any registered patents in the Exclusive Region;

(c) the patents and patent applications listed in Schedule "A" are a complete list of all patents and patent applications owned or controlled by En.Wave;

(d) there are no claims, judgments or settlements against EnWave pending or, to EnWave's knowledge, threatened, that invalidate or seek to invalidate the Patents;

(e) to its knowledge, it has sufficient legal and/or beneficial title in the EnWave Technology necessary to grant the rights contained in and to carry out its obligations under this Agreement; and

(f) the entering into of this Agreement will not result in a breach of any agreement or other undertaking to which EnWave is a party.

7.5 EnWave will reasonably bring, prosecute, or defend actions or suits against third parties for infringement of the Patents. Notwithstanding the foregoing, the Royalty Partner may, on receiving the prior written consent of EnWave, and at the Royalty Partner's own expense, prosecute claims designed to enjoin such infringers in the Exclusive Region.

7.6 If any action, suit or proceeding alleging infringement of any third party patent or other proprietary right is brought against the Royalty Partner or En.Wave regarding the use of the En.Wave Technology or the manufacture, use or sale of the Products, beyond the rights granted under this agreement, the following procedure will be adopted:

(a) the Royalty Partner or EnWave will promptly notify the other party on receipt of service of process in such action, suit or proceeding or upon becoming aware that such action, suit or proceeding has been instituted or is pending, and will keep the other party fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by both parties;

(b) the parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding, and no decision or action concerning or governing any final disposition of the complaint will be taken without full consultation with, and approval by, EnWave;

(c) EnWave may elect to participate as a party in any litigation resulting from the complaint to the extent that the court may permit, and any additional expenses generated by such participation

will be paid by EnWave (subject to the possibility of recovery of some or all of such additional expenses from the complainant); and

(d) the Royalty Partner will pay all Earned Royalties payable under this Agreement to EnWave in trust from the date EnWave receives notice of the complaint and until a resolution of the complaint has been finalized. If the complainant is successful, then the Earned Royalties paid to EnWave in trust under this Article 7.6(d) will be returned to the Royalty Partner, provided that the amount being returned to the Royalty Partner is no more than the amount paid by the Royalty Partner to the complainant in the settlement or other disposition of the complaint. If the complainant does not succeed, then EnWave retains all Earned Royalties paid to it under this Article 7.6{d).

8.0 Indemnity & Limitation of Liability

8.1 Each party **("indemnifying party")** will indemnify, save and hold the other party and its respective officers, directors, agents, shareholders, successors and assigns **("indemnified parties")** harmless from and against all claims, actions, suits, demands, liabilities, loss, damage, deficiencies, judgments, interest, awards, penalties, fines, costs and expenses of whatever kind (including reasonable legal fees), liability for injury or death of persons and/or loss, damage to, or destruction of property belonging to the indemnified parties or others, or for claims therefor (collectively, **"Claims",)** as and when incurred or sustained by such indemnified party caused, directly or indirectly, by any inaccuracy in or breach of any representation or warranty of the indemnifying party or any omission in, breach of, or failure to perform, any covenant, agreement, obligation or undertaking on the part of the indemnifying party contained in this Agreement. As used in this indemnity, acts referred to as being those of one party shall include acts of such party's directors, officers, employees, agents, representatives, subcontractors or assigns.

8.2 The indemnity obligation set forth in Article 8.1, shall also apply in EnWave's favour as indemnified party to any allegation that the Products (or any other application by the Royalty Partner of the EnWave Technology to the extent that any allegation results from actions taken by the Royalty Partner in its own business which are not related to any alleged infringement by the EnWave Technology itself) infringes on the Intellectual Property Rights of a third party. For the purpose of this Article, "Intellectual Property Rights" means (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade names, logos, corporate names and domain names, together with all of the goodwill associated therewith, (c) copyrights and copyrightable works (including computer programs), and rights in data and databases, (d) trade secrets, know-how and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world, and shall extend to claims asserted after completion of the Term or any termination of this Agreement.

8.3 The Royalty Partner indemnifies, holds harmless and defends EnWave and its directors, officers, employees, invitees and agents against any and all Claims arising from: any negligence or misuse of the EnWave Technology or Products by the Royalty Partner, its employees, or agents, or the Royalty Partner's customers and end-users; in connection with any third party product liability

claims relating to the commercialization of the EnWave Technology and/or the Products; and in respect of any withholding taxes to be withheld in connection with the payment of any royalties or other amounts to EnWave pursuant to this Agreement.

8.4 In no event shall EnWave's aggregate liability hereunder for any reason whatsoever exceed the Earned Royalties paid by the Royalty Partner hereunder in the previous calendar year.

8.5 Notwithstanding the termination or expiration of this Agreement, the rights and obligations in this Article 8.0 will survive and continue to bind the Royalty Partner and its successors and assigns.

9.0 Publication & Confidentiality

9.1 The Receiving Party will keep and use the Disclosing Party's Confidential Information in confidence and will not, without the Disclosing Party's prior written consent, disclose the Disclosing Party's Confidential Information to any person or entity, except to the Representatives who require the Confidential Information to assist the Receiving Party in performing its obligations under this Agreement. The Royalty Partner will maintain an appropriate internal program limiting the distribution of the EnWave's Confidential Information to only those Representatives who require such Confidential Information in performing the Royalty Partner's obligations under this Agreement and who have signed appropriate non-disclosure agreements. The Royalty Partner will be liable for any breach of this Article 9 by Representatives. The Royalty Partner will not use EnWave's Confidential Information for any purpose except to manufacture Products and comply with the terms of this Agreement. The Royalty Partner shall not, without EnWave's written consent, use EnWave's Confidential Information to develop competing technologies or otherwise compete with EnWave or assist a competitor of EnWave nor shall the Royalty Partner reverse engineer, disassemble, or decompile the EnWave Equipment or any tangible objects that embody EnWave's Confidential Information. The Royalty Partner shall not directly or indirectly interfere with, circumvent or attempt to circumvent, avoid, by-pass or obviate EnWave's business activities or interests, including in respect of its relationships with suppliers or customers, whether through the filing of competitive patents that relate to the EnWave Technology or otherwise.

9.2 Any party required by judicial or administrative process to disclose the other party's Confidential Information will promptly notify the other party and allow it reasonable time to oppose the process before disclosing the Confidential Information.

9.3 It is understood that each of the terms and conditions herein is necessary to preserve the confidentiality of the Confidential Information provided to the Receiving Party and that a breach of any of the terms and conditions hereof will result in irreparable damage to the Disclosing Party for which monetary damages alone would not be a sufficient remedy" Accordingly, the Receiving Party agrees that the Disclosing Party shall be entitled to injunctive relief to prevent breaches of this Agreement, and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which the Disclosing Party rnay be entitled, at law or in equity.

9.4 The Royalty Partner agrees that EnWave may issue a press release announcing that the Royalty Partner and EnWave have entered into a commercial license agreement for the licensing of the EnWave Technology and any other disclosure required by applicable securities laws, and EnWave

agrees that it shall submit any such press release to the Royalty Partner for review and a reasonable opportunity to comment, subject to applicable securities law requirements.

9.5 Notwithstanding the termination or expiration of this Agreement, the rights and obligations in this Article 9.0 survive and continue to bind the parties, their successors and assigns.

10.0 Production & Marketing

10.1 The Royalty Partner represents and warrants to EnWave that it has the infrastructure, expertise and resources to:

(a) develop and commercialize the EnWave Technology for the purpose of producing and selling Products;

(b) immediately report patent or other intellectual property right infringement regarding, as applicable, any Patent, EnWave Trademark or other intellectual property relating to the EnWave Technology; and

(c) handle the EnWave Technology with care and without danger to the Royalty Partner, its employees, agents, or the public.

10.2 The Royalty Partner covenants and agrees with EnWave that it will, acting in good faith, throughout the Term:

(a) allocate to the development and commercialization of the EnWave Technology to produce Products at least the same reasonable degree of diligence, expertise, infrastructure, and resources as the Royalty Partner allocates to other like products developed and marketed by the Royalty Partner; and

(b) use its reasonable commercial efforts to promote, market and sell the Products and utilize the EnWave Technology and to meet or cause to be met the market demand for the Products and the potential use of the EnWave Technology.

10.3 EnWave hereby grants to the Royalty Partner a non-exclusive, non-transferable license to use the EnWave Trademarks solely in connection with the marketing, promotion or labeling of the Products, subject to the following terms and conditions:

(a) All Products and any printed or electronic promotional materials prepared in connection with the marketing or sale of same that bear any EnWave Trademark shall comply strictly with any directions of EnWave regarding the form and manner of the application of such EnWave Trademark;

(b) EnWave owns and retains all right, title and interest in and to the EnWave Trademarks, including any changes, modifications or corrections thereto, and, except as provided herein, the Royalty Partner will acquire no right, title or interest in or to the EnWave Trademarks, including any changes, modifications or corrections thereto. Any goodwill derived from the use by the Royalty Partner of the EnWave Trademarks shall enure to the benefit of EnWave. In the event that the Royalty Partner is at anytime held or deemed to acquire any

right, title or interest in the EnWave Trademarks or any changes, modifications or corrections thereto, then the Royalty Partner hereby irrevocably assigns to EnWave all such right, title and interest and agrees to execute all documents necessary to implement and confirm the intent of this Article 10.3(b). The Royalty Partner agrees not to dispute or challenge or assist any person in disputing or challenging EnWave's rights in and to the EnWave Trademarks or the validity of the EnWave Trademarks;

(c) The Royalty Partner agrees that it shall not, during the Term or thereafter, directly or indirectly: (i) do, omit to do, or permit to be done, any act which will or may dilute the value of the EnWave Trademarks or tarnish or bring into disrepute the reputation, image and prestige of or goodwill associated with the EnWave Trademarks or which will or may invalidate or jeopardize any registration of the EnWave Trademar ks; or (ii) apply for, or obtain, or assist any person in applying for or obtaining any registration of the EnWave Trademarks, or any trademark, service mark, trade name or other indicia confusingly similar to the EnWave Trademarks in any territory; and

(d) The Royalty Partner shall not grant or attempt to grant a security interest in, or otherwise encumber, the EnWave Trademarks or record any such security interest or encumbrance against any application or registration regarding the EnWave Trademarks in the Canadian Intellectual Property Office or elsewhere.

11.0 Accounting Records & Reports

11.1 The Royalty Partner will maintain at its principal place of business, separate accounts and records of all Revenue and production and all business done in connection with the EnWave Technology. The accounts and records will be in sufficient detail to enable proper returns to be made under this Agreement and will be audited once eve1y two years pursuant to Article 11.3.

The Royalty Partner will complete and deliver to EnWave within thirty (30) days of each and every Royalty Due Date, a completed payment report in the form attached as Schedule "A" hereto (the **"Payment Report"),** together with the applicable royalty payable under this Agreement. The first Payment Report will be submitted within thirty (30) days of the fast Royalty Due Date after the execution of this Agreement, and thereafter a Payment Report shall be delivered every three months regardless of whether any Revenue or Tolling payment was received in the preceding period; and

11.2 The calculation of royalties will be carried out in accordance with generally accepted Canadian accounting principles, or the standards and principles adopted by International Financial Reporting Standards **("IFRS"),** applied on a consistent basis. The Royalty Partner will retain the accounts and records referred to in Article 11.1 for at least six (6) years from when they were made and in addition to Article 11.1, upon two (2) days written notice, will permit any duly authorized representative of EnWave to inspect, at EnWave's expense, the accounts and records and the EnWave Equipment during the Royalty Partner's normal business hours. The Royalty Partner will provide to such representative all reasonable evidence necessary to verify the accounts and records and will allow copies to be made of the accounts, records and agreements. If an inspection of the Royalty Partner's records by EnWave shows an under-reporting or underpayment by the Royalty Partner of any amount to EnWave, by more than five percent (5%) for any twelve (12) month period, then the Royalty Partner will reimburse EnWave for the cost of the inspection as well as

pay to EnWave any amount found due (including any interest) within thirty (30) days of notice of such under-reporting or underpayment by EnWave to the Royalty Partner.

11.3 EnWave will use commercially reasonable efforts to ensure that all information provided to EnWave or its representatives under this Article remains confidential and is treated as confidential by EnWave.

12.0 Insurance

12.1 During the Term, and for a period of three years thereafter, the Royalty Partner will procure and maintain insurance (including public liability, commercial general liability insurance and insurance coverage for third party claims in respect of the Products distributed or sold by the Royalty Partner (product liability insurance)), covering the Term as well as any post-termination events and set-offs, as would be acquired by a reasonable and prudent businessperson carrying on a similar line of business, and will, on request, provide evidence of same to the reasonable satisfaction of EnWave.

12.2 Concurrently with the execution of the Equipment Purchase Agreement, the Royalty Partner will give notice to EnWave of the terms and coverage amounts of the insurance required to be maintained pursuant to Article 12.1 and such other types of insurance which it has placed relating to its business and any other information reasonably requested by EnWave. Such insurance will:

(a) be placed with a reputable and financially secure insurance carrier;

(b) include EnWave as a co-insured;

(c) provide coverage regarding all activities under this Agreement;

(d) include a waiver of subrogation against EnWave, and a severability of interest and cross-liability clauses; and

(e) provide that the policy cannot be cancelled or materially altered except on at least thirty (30) days' prior written notice to En,Vave and with EnWave's approval, acting reasonably.

13.0 Assignment & Change of Control

13.1 The Royalty Partner will not assign, transfer, mortgage, pledge, financially encumber, grant a security interest, permit a lien to be created, charge or otherwise dispose of any or all of the rights granted to it under this Agreement or the EnWave Equipment without the prior written consent of EnWave.

13.2 The Royalty Partner may not undertake any transaction that would result in a Change of Control without the prior written consent of EnWave.

14.0 Governing Law

14.1 This Agreement is governed by, and will be interpreted and construed in accordance with, the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein, excluding any choice of law rules that may direct the application of the laws of any other

jurisdiction . The parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia, situated in Vancouver.

15.0 Notices

15.1 All reports and notices or other documents that a party is required or may want to deliver to any other party will be delivered:

(a) in writing; and

(b) either by personal delivery or by registered or certified mail at the address for the receiving party set out in Article 15.2 or as varied by any notice.

Any notice personally delivered is deemed to have been received at the time of delivery. Any notice mailed **in** accordance with this Article 15.0 is deemed to have been received at the end of the third (3rd) business day after it is posted. Notwithstanding the foregoing, payments, reports, and other routine communications having no legal effect may be sent by regular or electronic mail.

15.2 All notices and other communications regarding this Agreement sent from EnWave to the Royalty Partner shall be addressed to:

AvoLov, LLC
20724 Carmen Loop, Suite 120
Bend, Oregon 97702 United States of America

For the attention of: Mr. Eric Healy

All notices and other communications regarding this Agreement, including any payments made pursuant to the terms hereof, sent from the Royalty Partner to EnWave shall be addressed to:

EnWave Corporation
Unit 1- 1668 Derwent Way
Delta, British Columbia V3M 6R9, Canada

For the attention of: Chief Executive Officer

16.0 Term

16.1 This Agreement shall expire on the date that the last of the Patents expires (the **"Term".)**

17.O Security

17.1 The Royalty Partner acknowledges that the payment obligations for the purchase of the EnWave Equipment will be secured by the EnWave Equipment in accordance with the terms of the Equipment Purchase Agreement.

17.2 The Royalty Partner hereby agrees to pledge and grants to EnWave as collateral security for all amounts due to EnWave hereunder and performance in full of all the obligations of the Royalty Partner under this Agreement, a lien on and continuing security interest in and to all of the right,

title and interest of the Royalty Partner in, to and under the EnWave Equipment (including the two 10kW EnWave machines purchased by Natural Nutrition SpA), wherever located, and whether now existing or hereafter arising or acquired from time to time, and in all accessions thereto and replacements or modifications thereof, as well as all proceeds (including insurance proceeds) of the foregoing. **EnWave may at its option, register or file any necessary statements or documents to preserve and to perfect the security interest created in favour of EnWave in this Agreement at the cost of the Royalty Partner, including the security interest on the two 10kW EnWave machines purchased by Natural Nutrition SpA on behalf of Royalty Partner. EnWave will invoice Royalty Partner for any costs related to the security interest and such amounts are due upon receipt by the Royalty Partner.** If **Royalty Partner fails to pay any security interest fees invoiced by EnWave within seven** (7) **days EnWave will have the sole right to terminate this Agreement.** The Royalty Partner hereby waives all rights to receive from EnWave a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time in respect of the security interest granted herein. The Royalty Partner agrees to execute and deliver any documentation requested by EnWave necessary to give effect to the foregoing. Enforcement of the security interest provided herein by EnWave shall be at the Royalty Partner's cost.

17.3 Upon any breach or default under this Agreement, taking into account any applicable cure periods, or if any event occurs that may give rise to EnWave's right to terminate this Agreement, EnWave may enforce its security granted pursuant to this Article 17 and realize on its collateral, which shall entitle EnWave to take back title to the EnWave Equipment and take possession of the EnWave Equipment. Any such exercise of remedies hereunder (or pursuant to any other exercise of remedies permitted under applicable law) shall initially be for the limited purpose of transferring or disposing of the EnWave Equipment to third parties to repay or otherwise fully satisfy the outstanding obligations hereunder, within ninety (90) days of such notice of breach or default. EnWave shall control the process of any such disposal or transfer. If EnWave is unable to transfer or dispose of the EnWave Equipment to its satisfaction within such ninety (90) day period, EnWave may take possession of the EnWave Equipment by any means available to **it** at law. The security interest created pursuant to this Article 17.0 shall survive the termination of this Agreement.

18.0 Termination of Agreement

18.1 This Agreement automatically and immediately terminates without notice to the Royalty Partner if any proceeding under the *Bankruptcy and Insolvency Act* (Canada), or any other statute of similar purpose in another jurisdiction, is commenced by or against the Royalty Partner.

18.2 EnWave shall have the right to immediately terminate this Agreement if one or more of the following occurs:

(a) the Royalty Partner becomes insolvent, as evidenced, for example (without limitation) by the appointment of a receiver, a receiver manager, the issuance of financial statements which, applying IFRS, would render the Royalty Partner insolvent, or the Royalty Partner ceasing or threatening to cease carrying on business;

(b) any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Royalty Partner;

(c) any of the EnWave Technology or EnWave Equipment becomes subject to any security interest, lien, charge or encumbrance in favour of any third party claiming through the Royalty Partner;

(d) the Royalty Partner does not execute the Equipment Purchase Agreement and pay the deposit required thereunder within thirty (30) days from the Effective Date; or

(e) the Royalty Partner breaches any of Articles 3.1, 3.4, 3.5, 3.6, 6.2, 9, 10.3, 12.0, 13.0 or 20.1.

18.3 Other than as set out in Articles 18.1 and 18.2, either party may terminate this Agreement for any failure or breach of this Agreement which is not remedied after providing the following notice to the party in breach:

(a) thirty (30) days' notice in the case of any breach or failure (which shall also include any failure by the Royalty Partner to make any payments required pursuant to the Equipment Purchase Agreement) which can reasonably be remedied within thirty (30) days of the delivery of such notice; or

(b) if the breach or failure (other than failure by the Royalty Partner to make any payments required to be made hereunder or pursuant to the terms of the Equipment Purchase Agreement) cannot reasonably be remedied within such thirty (30) day period and the breach or failure is not remedied within such further period as may be reasonably necessary, or within ninety (90) days after receipt of the notice referred to in Article 18.3(a), whichever is sooner.

Upon any such termination, the EnWave Equipment shall be returned forthwith to EnWave at the Royalty Partner's cost.

18.4 If this Agreement is terminated under any of Articles 18.1 to 18.3, the Royalty Partner will make all outstanding royalty payments to EnWave required pursuant to Articles 4 and 5, and EnWave may proceed to enforce payment of all outstanding royalties or other monies owed to EnWave and to exercise any or all of the rights and remedies available under this Agreement or otherwise available by law or in equity, successively or concurrently, at the option of EnWave. Upon termination, the Royalty Partner will cease to use the EnWave Technology and EnWave Equipment to make or process Products, to dehydrate Products or for Tolling, or to produce or manufacture other products or materials without a license agreement being in place on terms and conditions acceptable to EnWave. The Royalty Partner will pay all charges or expenses incurred by EnWave in the enforcement of its rights or remedies against the Royalty Partner under Article 18.0, including without limitation EnWave's legal fees and disbursements on an indemnity basis.

18.5 Immediately upon termination of this Agreement in accordance with the terms hereunder, the Royalty Partner will cease to use the EnWave Technology or the EnWave Equipment in any manner at all or to manufacture, process or sell the Products. The Royalty Partner will then deliver to EnWave an accounting within thirty (30) days from the date of termination. The accounting will

specify, in or on such terms as EnWave may in its sole discretion require, the inventory or stock of Products manufactured and remaining unsold on the date of termination. EnWave shall in this case have the right to restrict the sale of any Products by the Royalty Partner if such sale could reasonably be expected to harm EnWave, in which case EnWave shall have the right to direct the Royalty Partner to destroy such remaining Products, provided that, if this Agreement is terminated under Article 18.1, no Products will be sold without the prior written consent of EnWave. The Royalty Partner will continue to make royalty payments to EnWave in the same manner specified in Articles 4 and 5 on all Products that are sold subsequent to termination, notwithstanding anything contained in, or any exercise of rights by EnWave, as described at Article 18.4.

18.6 Notwithstanding the termination or expiration of this Agreement, Article 11.0 remains in full force and effect until six (6) years after:

(a) all royalty payments required to be paid hereunder by the Royalty Partner to EnWave under this Agreement have been received by EnWave; and

(b) any other disputes, claim or claims of any nature or kind at all of EnWave against the Royalty Partner has been settled.

18.7 The termination rights and obligations contained herein shall not prejudice any other rights, remedies, claims or actions at law or equity that may be available to a party, subject to the disclaimers and limitations ofliability set forth in this Agreement.

19.0 Miscellaneous Representations, Warranties and Covenants of Royalty Partner

19.1 The Royalty Partner represents and warrants to EnWave that the Royalty Partner is a corporation duly organized, existing and in good standing under the laws of the State of Oregon and has the power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

19.2 The Royalty Partner is in compliance with and will comply with all laws, regulations and ordinances, whether Federal, State, Provincial, County, Municipal or otherwise, with respect to the use of the EnWave Equipment and applicable to this Agreement.

19.3 The obligation of the Royalty Partner to make all payments under this Agreement (including any under the Equipment Purchase Agreement) is absolute and unconditional and is not, except as expressly set out in this Agreement, affected by any circumstance , including without limitation any set-off, compensation, counterclaim, recoupment, defence or other right which the Royalty Partner may have against EnWave, or anyone else for any reason at all.

19.4 The Royalty Partner will pay interest on all amounts due and owing to EnWave under this Agreement but not paid by the Royalty Partner on the due date, at the rate of the Royal Bank of Canada's prime rate plus three percent (3%), calculated annually not in advance. The interest accrues on the balance of unpaid amounts, including interest, from time to time outstanding, from the date on which portions of the amounts become due and owing until payment in full.

19.5 The Royalty Partner represents and warrants to EnWave that there are no actions, suits or proceedings to which the Royalty Partner is a party or, to the Royalty Partner's knowledge, that are anticipated or pending, that might adversely affect the performance of the Royalty Partner's obligations hereunder, the entering into of this Agreement or the manufacture, processing or production and sale of the Products.

20.0 General

20.1 Upon a minimum forty-eight (48) hours' notice provided to the Royalty Partner, the Royalty Partner will permit EnWave, during normal business hours, to enter any premises of the Royalty Partner for the purpose of ascertaining whether or not this Agreement has been, is being, or will be complied with by the Royalty Partner.

20.2 No party has the authority to act on behalf of any other party, or to commit any other party in any manner at all or cause any other party's name to be used in any way not specifically authorized by this Agreement.

20.3 Subject to the limitations in this Agreement, this Agreement operates for the benefit of and is binding on the parties and their respective successors and permitted assigns.

20.4 No condoning, excusing or overlooking by any party of any default, breach or non-observance by any other party at any time or times regarding any terms of this Agreement operates as a waiver of that party's rights under this Agreement. A waiver of any, term or right under, this Agreement will be in writing signed by the party entitled to the benefit of that term or right, and is effective only to the extent set out in the written waiver.

20.5 No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

20.6 All terms which require performance by the parties after the expiry or termination of this Agreement, will remain in force despite this Agreement's expiry or termination for any reason.

20.7 Part or all of any Article that is indefinite, invalid, illegal or otherwise voidable or unenforceable may be severed and the balance of this Agreement will continue in full force and effect.

20.8 This Agreement and the Schedules hereto set out the entire understanding between the parties and no changes are binding unless signed in writing by the parties to this Agreement.

20.9 Time is of the essence of this Agreement.

20.10 Unless the contrary intention appears, the singular includes the plural and vice versa and words importing a gender includes other genders.

IN **WITNESS WHEREOF** the parties have executed this Agreement as of the the Effective Date.

ENWAVE CORPORATION		**AVOLOV,LLC**	
Per:	Authorized Signature	Per:	/s/ Eric Healy Authorized Signature
Name:	Dan Henriques	Name:	Eric Healy
Title:	CFO	Title:	CEO

SCHEDULE "A"

Payment Report

Royalty period: From: ____________ _ To:_________

Instructions for Completing the Payment Report

Please fill out each applicable section of the Quarterly Royalty Summary Table in full. Each Payment Report must be signed and certified by an individual with the requisite signing authority in the organization. If the licence with EnWave covers multiple products, please add the information for each product line as a separate line to the table. Additional guidance on how to complete this report provided on the second page.

Quarterly Royalty Summary Table: **Domestic Currency:**

A	B	C	D	E=(C-D)
Licensed Product	Volume of Products Sold or Produced	Gross Revenue ($)	Less Allowances ($)	Revenue ($)

A	F	G	H	I
Licensed Product (continued)	Royalty Rate (%or$)	Calculated Royalty (Domestic Currency)	FX Conversion Rate	Calculated Royalty (License Currency)

Exclusivity Retention Royalty Payment (if applicable):

Calendar Year: ____________ Amount (J): ____________Total Payment (I+J):__________

Certification:

I ________________________________, ______________________________ hereby certify
(Print Name) (Title)

that the information provided to EnWave Corporation in this report is complete and correct.

Signed: _ ____________________________ on: ______________________
(Signature) (Date Signed)

Additional Guidance:

A	Licensed Product	Add a new line to the table for each product as defined in the license agreement produced or sold under the license agreement with EnWave.
B	Volume of Products Sold or Produced	If the license and royalty is based on $/unit sold, enter the gross, unadjusted volume or units produced or sold in the same unit of measure specified by the royalty rate. For example, if the royalty rate is $5/pound produced then enter the number of pounds produced. If the royalty is based on a percentage of revenues, then leave this column blank.
C	Gross Revenue	Enter the gross amount of revenue generated as defined by the license agreement in the period in your company's domestic currency.
D	Less Allowances	Enter the amount of any allowances that are permitted to be deducted from the gross revenue under the terms of the license agreement in your company' s domestic currency.
E	Revenue	Amount in column C minus amount in column D.
F	Royalty Rate	Enter the royalty rate either as a percentage or based on volume as defined in the license agreement.
G	Calculated Royalty (Domestic Currency)	Enter the calculated royalty in you company's domestic currency. For royalties payable as a percentage of revenue, enter column E multiplied by column F. For royalties payable based on volume, enter column B multiplied by column F.
H	FX Conversion Rate	Enter the average foreign exchange rate during the period to convert the company's domestic currency to the license currency. For example, if the Company is located in Portugal and the license currency is in United States Dollars, you would enter the average exchange rate to convert Euros to USD.
I	Calculated Royalty (License Currency)	Enter the calculated royalty converted to the license currency. Column G multiplied by column H.

All royalties are due and payable in accordance with the terms of the license agreement.

If there is insufficient space on the Quarterly Royalty Table to fit all of the information necessary for the product lines sold, or if there is additional information required to be reported, please add additional pages and information as necessary.

PLEASE NOTE: An interest rate equal to the Royal Bank of Canada's prime rate plus 3%, calculated annually not in advance will be assessed against all payments in arrears.

SCHEDULE "B"

EnWave Patents

Patent Family	Title	Country	Status	Patent No. (Application No.)	Application/ Expiration Date
1	Process for Dehydration of Berries **(Berries)**	Canada	Granted	2354300	July 30, 2021
2	Apparatus and Method for Dehydrating Biological Materials **(bioREV)**	Canada USA	Granted Granted	2699120 8718113	Sep 12, 2028 Jan 26, 2031
3	Method and Apparatus for Pasteurizing and Dehydrating Marijuana **(Cannabis)**	Australia Brazil Canada Chile Colombia Costa Rica European Patent Office Israel Mexico New Zealand PCT Peru South Africa Thailand USA	Pending Pending Granted Pending Pending Pending Pending Pending Pending Pending Nat'l Phase Pending Pending Pending Pending	2017430185 1120200039691 3070605 0323-2020 NC2020/0002063 2020-0092 17923887.8 272004 MX/a/2020/001210 761019 PCT/CA2017/051025 000290-2020/DIN 2020/00245 2001000907 16/641885	Aug 30, 2017 Aug 30, 2017 Aug 30, 2037 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017 Aug 30, 2017
4	Method of making Dried Encapsulated Cannabis Nanoparticles **{CBD Encapsulation)**	USA	Pending	63/052777	Jul 16, 2020
5	Apparatus and Method for Dehydrating Biological Materials with Freezing and Microwaving **(freezeREV)**	Canada Hong Kong PCT USA USA (Continuation)	Granted Granted Nat'l Phase Granted Pending	2736317 HK1 156655 PCT/CA2009/001259 10023857 16/033767	Sep 11, 2029 Sep 11, 2029 Sep 11, 2009 Jan 26, 2031 July 12, 2018

6	Method of Making Dried Porous Food Products **(Frozen-In)**	Australia Brazil Canada Chile Colombia Costa Rica European Patent Office Indonesia Israel Japan Mexico New Zealand PCT Peru Republic of Korea Singapore South Africa Thailand USA	Pending Pending Granted Pending Pending Pending Pending Pending Pending Pending Pending Pending Nat'l Phase Pending Pending Pending Pending Pending Pending	2017408828 1120190213295 3043779 01489-2019 NC2019/0011043 2019-0463 17905292.3 PID201906528 267075 2019-544635 MX/a/2019/008616 753745 PCT/CA2017/050469 001987-2019/DIN 10-2019-7032311 l 1201904458Q 2019/03258 1901005144 16/474781	Apr 13,2017 Apr 13, 2017 Apr 13, 2037 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13, 2017 Apr 13,2017
7	Vacuum Microwave Drying of High Sugar Content Liquids **(High Sugar Content Liquids)**	PCT	Pending	PCT/CA2019/050850	Jun 14, 2019
8	Microwave Vacuum-Drying of Organic Materials **(MIVAP II)**	Canada PCT USA	Pending Nat'] Phase Granted	2950188 PCT/CA2014/050545 10578359	Jun 11, 2014 Jun 11, 2014 Dec 7, 2032
9	Microwave Vacuum-Drying of Organic Materials **(Modular nutraREV)**	Australia Brazil Canada Chile China European Patent Office India Indonesia Japan Mexico New Zealand PCT Republic of Korea Thailand USA	Granted Pending Granted Granted Granted Pending Pending Granted Granted Granted Granted Nat'l Phase Granted Granted Granted	2012396134 **BR** 112015 013184- 0 2818377 57.373 ZL20128007690-7.5 12866410.9 700/MUMNP/2015 ID P 000 056 789 6042996 365683 706088 PCT/CA2012/050880 10-1966209 75685 9267734	Dec 7, 2032 Dec 7, 2012 Dec 7, 2032 Dec 7, 2032 Dec 7, 2032 Dec 7, 2012 Dec 7, 2012 Dec 7, 2032 Dec 7, 2032 Dec 7, 2032 Dec 7, 2032 Dec 7, 2032 Dec 7, 2032 Dec 7, 2032 Dec 7, 2032

10	Apparatus and Method for Microwave Vacuum-Drying of Organic Materials **(nutraREV)**	Australia	Granted	2008314458	Oct 15, 2028
		Belgium	Granted	2200458	Oct 15, 2028
		Canada	Granted	2678089	Oct 15, 2028
		Chile	Granted	49.322	Apr 21, 2030
		Chile	Granted	52.630	Apr 21, 2030
		Denmark	Granted	2200458	Oct 15, 2028
		European Patent Office	Validated	2200458	Oct 15, 2028
		European Patent Office	Validated	2377411	Oct 15, 2028
		Finland	Granted	2200458	Oct15,2028
		France	Granted	2200458	Oct 15, 2028
		Gennany	Granted	602008049538.8	Oct 15, 2028
		Gennany	Granted	602008060931.6	Oct 15, 2028
		Greece	Granted	2200458	Oct 15, 2028
		Hungary	Granted	E047217	Oct 15, 2028
		Iceland	Granted	2200458	Oct 15, 2028
		Ireland	Granted	2200458	Oct 15, 2028
		Italy	Granted	2200458	Oct 15, 2028
		Japan	Granted	6110052	Oct 15, 2028
		Japan	Granted	6177814	Oct 15, 2028
		Mexico	Granted	366382	Oct 15, 2028
		Mexico	Granted	355861	Oct 15, 2028
		Netherlands	Granted	2200458	Oct 15, 2028
		New Zealand	Granted	584266	Oct 15, 2028
		PCT	Nat'l Phase	PCT/CA2008/001811	Oct 7, 2028
		Portugal	Granted	2200458	Oct 15, 2028
		Spain	Granted	2200458	Oct 15, 2028
		Sweden	Granted	2200458	Oct 15, 2028
		Switzerland	Granted	2200458	Oct 15, 2028
		Turkey	Granted	TR2019 16806	Oct 15, 2028
		United Kingdom	Granted	2377411	Oct 15, 2028
		United Kingdom	Granted	2200458	Oct 15, 2028
		USA	Granted	10178873	Aug 27, 2029
11	Vacuum Microwave Drying of Foods with Pulsed Electric Field Pre-Treatment **(PEF+REV)**	USA	Pending	62/959096	Jan 9, 2020
12	Apparatus and Methods for Dehydrating Biological Materials **(powderREV** I)	Canada	Granted	2755039	Apr 26, 2030

13	Microwave Vacuum-Drying of Organic Materials **(powderREV** II)	Australia Austria Belgium Belgium Brazil Canada Chile Chile Denmark Denmark European Patent Office European Patent Office Finland Finland France France Germany Germany Greece Hungary Hungary Ireland Ireland Italy Italy Japan Mexico Mexico Netherlands Netherlands New Zealand PCT Portugal Portugal Spain Spain Switzerland Switzerland United Kingdom United Kingdom USA USA USA USA	Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Validated Validated Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Nat'l Phase Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted Granted	2010342753 2526776 2525675 2526776 BRl 120120163 10-8 2781644 51.948 56.798 2525675 2526776 2525675 2526776 2525675 2526776 2525675 2526776 60 2010 024 052.5 60 2010 027 821.2 2525675 2526776 2525675 2526776 2525675 2526776 5778175 332017 341850 2525675 2526776 600723 **PCT**/CA2010/001686 2525675 2526776 2525675 2526 776 2525675 2526776 2525675 2526776 9316437 9958203 10139160 10139161	Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct25,2030 Oct25,2030 Oct 25, 2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct25,2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2010 Oct25,2030 Oct 25, 2030 Oct25,2030 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030 Oct25,2030 Oct 25, 2030 Dec 6, 2032 Oct 25, 2030 Oct 25, 2030 Oct 25, 2030
14	Vacuum Chamber Apparatus with Single Roller for Rotating Container **(Single Roller)**	PCT	Pending	PCT/CA2020/050266	Feb 28, 2020

15	Method of Making a Puffed, Dehydrated Food Product **(Starch-Based Snacks)**	Australia	Granted	2017399773	Feb 23, 2037
		Brazil	Pending	1120190158235	Feb 23, 2017
		Canada	Granted	3048922	Feb 23, 2037
		Chile	Pending	02248-2019	Feb23,2017
		Colombia	Pending	NC2019/0008436	Feb 23, 2017
		Costa Rica	Pending	2019-0347	Feb 23, 2017
		European Patent Office	Pending	17898279.9	Feb 23, 2017
		India	Pending	201927036581	Feb 23, 2017
		Israel	Pending	262117	Feb 23, 2017
		Japan	Pending	2019-544617	Feb 23, 2017
		Mexico	Pending	MX/a/2019/009650	Feb 23, 2017
		New Zealand	Pending	754924	Feb 23, 2017
		PCT	Nat'l Phase	PCT /CA2017/05023 l	Feb 23, 2017
		Peru	Pending	001508-2019/'DIN	Feb 23, 2017
		Republic of Korea	Pending	10-2019-7027814	Feb 23, 2017
		Singapore	Pending	11201906185V	Feb 23, 2017
		South Africa	Pending	2019/04706	Feb 23, 2017
		Thailand	Pending	1901005180	Feb 23, 2017
		USA	Pending	16/482558	Feb 23, 2017
16	Method of Making Dried Food Products **(Tofu)**	Canada	Pending	3001046	Oct 14, 2015
		PCT	Nat'l Phase	PCT/CA2015/051034	Oct 14, 2015
		Republic of Korea	Pending	10-2018-7013502	Oct 14, 2015
		United States	Pending	15/768439	Oct 14, 2015
17	Method ofD1ying Biological Material **(Vaccines)**	Austria	Granted	E933975	Feb 1, 2027
		Belgium	Granted	2111426	Feb 1, 2027
		Brazil	Granted	PI0721365-4	Aug 29, 2029
		Canada	Granted	2673589	Feb 1, 2027
		China	Granted	ZL 200780052152.4	Feb 1, 2027
		China	Granted	ZL201210024322.0	Feb 1, 2027
		European Patent Office	Nat'l Phase	2111426	Feb 1, 2027
		France	Granted	2111426	Feb 1, 2027
		Germany	Granted	60 2007 052558.6	Feb l, 2027
		Hong Kong	Granted	HK1135715B	Feb 1,2027
		India	Granted	279898	Feb 1,2027
		Itlay	Granted	502017000130557	Feb 1, 2027
		Switzerland	Granted	2111426	Feb 1, 2027
		United Kingdom	Granted	2111426	Feb 1,2027
		United States	Granted	8877469	Jan 16, 2028

SCHEDULE "C :

Description of Additional Products

Description of Product	Date Added	Royalty Rate Applicable to Product under s.3.3		Any Additional Terms Applicable to Product
		On Revenue	On Tolling	
	{TBD}	[***]	[***]	
	{TBD}			
	{TBD}			
	{TBD}			

SCHEDULE "D"

Form of Equipment Purchase Agreement

(see attached)

SCHEDULE "E"

EnWave Trademarks

Trademark	Jurisdiction	Registration Date	Registration Number	Expiration
BioREV	Canada	Apr 3, 2008	TMA710,864	Apr 3, 2023
BIOREV	United States	Jun 8, 2010	No. 3,797,989	Jun 8, 2020
FREEZEREV	Canada	Oct 9, 2012	TMA833,981	Oct 9, 2027
FREEZEREV	United States	Apr 14, 2015.	No. 4,718,47 4	Apr 14, 2025
NUTRADRIED	Canada	Jan 24, 2011	TMA788,439	Jan 24, 2026
NUTRADRIED	United States	Jun 28, 2011	No. 3,983,126	Jun 28, 2021
NUTRADRIED	Mexico	Class 29: Jun 22, 2012 Class 30: Jun 28, 2012	Class 29: No. 1292649 Class 30: No. 1294041	Jan 30, 2022
NUTRADRIED	European Community	Jun 2, 2010	No. 008751174	Dec11,2019
NutraREV	Canada.	Mar 25, 2008.	TMA710,134	Mar 25, 2023
NUTRAREV	United States	Jun 15, 2010	No. 3,801,522	Jun 15, 2020
POWDERREV	Canada	May 17, 2011	TMA797,852	May 17, 2026
POWDERREV	United States	Oct 25, 2011	No. 4,043,651	Oct 25, 2021
QUANTAREV	Canada	Jul 4, 2012	TMA827,524	Jul4,2027
QUANTAREV	United States	May 7, 2013	No. 4,330,089	May 7, 2023
REV	Canada	Oct 23, 2013	TMA863,459	Oct23, 2028
REV	United States	Mar 18, 2014	No. 4,496,847	Mar 18, 2024
	Canada	Aug 8, 2012	TMA829,481	Aug 8, 2027
	United States	Jan 1, 2013	4,266,446	Jan 1, 2023

TEXT MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO LICENSE AGREEMENT

THIS AMENDMENT TO LICENSE AGREEMENT (the **"Amendment")** is made effective October 26, 2022.

BETWEEN:

ENWAVE CORPORATION, a federally incorporated corporation under the Canada Business Corporations Act, with an office at #1-1668 Derwent Way, Delta, British Columbia, V3M 6R9

("EnWave")

AND:

BRANCHOUT FOOD INC., (formerly AVOLOV, LLC) a company incorporated under the laws of the State of Nevada, United States of America, with an address at 20724 Carmen Loop, Suite 120, Bend, Oregon 97702 United States of America

("Royalty Partner")

WHEREAS:

A. On May 7, 2021, the EnWave and Royalty Partner executed a License Agreement (the **"License Agreement")** by which EnWave agreed to license to Royalty Partner and Royalty Partner agreed to license from the EnWave, among other things, the EnWave Technology pursuant to the terms and conditions set out in the License Agreement;

B. On November 18, 2021 AvoLov, LLC filed articles of conversion and with the Nevada Secretary of State and became BranchOut Food Inc.

C. The EnWave and Royalty Partner wish to amend the License Agreement by the terms set forth in this Amendment.

NOW THEREFORE THIS AMENDMENT WITNESSES that in consideration for the mutual agreements and covenants herein contained and other good and valuable consideration (the receipt and adequacy of such consideration being mutually acknowledged by each party), the parties agree as follows:

1.0 Capitalized Terms

1.1 All capitalized terms in this Amendment, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the License Agreement.

2.0 Additional Products

2.1 Schedule "C" *Description of Additional Products* to the License Agreement is hereby deleted and replaced with the new Schedule "C" as appended to this Amendment.

3.0 Amendment to License

3.1 Article 3.1 (a) of the License Agreement is deleted and replaced by the following:

3.1 Subject to the terms and conditions of this Agreement, EnWave grants to the Royalty Partner during the Term the following rights:

(a) the exclusive right and license to use the EnWave Technology to manufacture Avocado Products using the EnWave Equipment solely in the Exclusive Region, subject to the **following conditions:**

i. The Royalty Partner executes an Equipment Purchase Agreement for a 60kW or greater rated power EnWave Equipment (the **"First EnWave Machine")** on or before **May 15, 2021,** and satisfies the payment obligations required thereunder;

ii. The Royalty Partner executes an Equipment Purchase Agreement for a 120kW or greater rated power EnWave Equipment (the **"Second EnWave Machine")** on or before **June 30, 2023** and pays the requisite mandatory non-refundable deposit payments as per the Equipment Purchase Agreement, or pays up-to four non-refundable deposits for the Second EnWave Machine in the amount of [***] each on September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024 (the **"Interim Deposits"),** and pays the remainder of a [***] down payment of the purchase price on or before June 30, 2024;

iii. The Royalty Partner executes an Equipment Purchase Agreement for a 120kW or greater rated power EnWave Equipment (the **"Third EnWave Machine")** on or before **December 31, 2025,** and satisfies the payment obligations required thereunder;

iv. The Royalty Partner executes an Equipment Purchase Agreement for a 120kW or greater rated power EnWave Equipment (the **"Fourth EnWave Machine")** on or before **December 31, 2026,** and satisfies the payment obligations required thereunder;

If the Royalty Partner fails to purchase the First EnWave Machine on or before May 15, 2021 then this Agreement shall automatically terminate. Ifthc Royalty Partner fails to: (i) purchase the Second EnWave Machine on or before June 30, 2023 or pay the Interim Deposits and execute an Equipment Purchase Agreement for the Second EnWave Machine on or before June 30, 2024; (ii) purchase the Third EnWave Machine on or before December 31, 2025; (iii) purchase the Fourth EnWave Machine on or before December 31, 2026; or (iv) meet the Exclusivity Retention Royalty obligations outlined in Article 5.0, then EnWave may, at its sole discretion and effective upon written notice to the Royalty Partner: (a) convert to non-exclusive the exclusive right and license granted to the Royalty Partner under this Agreement pursuant to this paragraph; and (b) reduce the geographic region of the manufacturing rights granted under the License to a single country where the EnWave Equipment will be located (i.e. Mexico), and this Agreement shall be deemed so amended.

4.0 No Other Amendments

4.1 Other than as set out herein, the License Agreement remains in full force and effect, unamended, unless the context requires otherwise in order to give effect to the amendment contained herein, and this Amendment is ratified and confirmed by the EnWave and Royalty Partner.

5.0 Miscellaneous

5.1 This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

5.2 This Amendment and the License Agreement constitute the entire agreement between the parties with respect to the subject matter of this Amendment and supersede every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Amendment except as specifically set out either herein or within the License Agreement.

5.3 This Amendment may be executed in counterparts and by way of facsimile or email transmission, each of which so executed being deemed an original and such counterparts together constituting one and the same instrument.

** the remainder of this page is intentionally left blank**

IN WITNESS WHEREOF the parties have executed this Amendment as of the date above written.

ENWAVE CORPORATION

Per: */s/ Dan Henriques*
Authorized Signature

Title: CFO

Date: Nov 30, 2022

BRANCHOUT FOOD INC.

Per: */s/ Eric Healy*
Authorized Signature

Title: CEO

Date: 11/30/2022

SCHEDULE "C"

Description of Additional Products

Description of Product	Date Added	Royalty Rate Applicable to Product under s.3.3		Any Additional Terms Applicable to Product
		On Revenue	On Tolling	
Brussel sprouts	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Bell peppers	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Broccoli	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Asparagus	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Mandarin	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Mushrooms	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Lemon	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Lime	Oct 26, 2022	[***]	[***]	Added to Non-Exclusive Products in the Non-Exclusive Region
Avocado Ingredients used as a component with other non-REV ingredients and sold by Royalty Partner	[***]			

TEXT MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ENWAVE

Branchout Food Inc.

20724 Carmen Loop, Suite 120
Bend Oregon 97702
USA

February 21, 2023

Attn: Mr. Eric Healy,

Re: Amendment to Exclusivity amount granted under license agreement dated May 07, 2021

Dear Eric,

This letter is to advise you that EnWave Corporation ("EnWave") has agreed to amend the License Agreement between Branchout and EnWave dated May 07, 2021 (the "License Agreement") to add 2022 exclusivity amount, [***] USD with 2023 exclusivity retention amount and to remain exclusive pursuant to Section 5.0 *Exclusivity Retention Royalty* of the License Agreement.

Please note that in accordance with the terms of the License Agreement the Royalties prescribed in Section 4.0 are still due and payable on a quarterly basis.

Should you have any questions or concerns, please feel free to contact me at bcharleton@enwave.net.

Sincerely,

Brent Charleton, CFA
President, CEO
EnWave Corporation